Exhibit 4.3

NUMBER __________R	RIGHTS

AROWANA INC.

A CAYMAN ISLANDS COMPANY

RIGHT

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP __________

THIS CERTIFIES THAT, for value received

is the registered holder of a right or rights (the “Right”) to receive one-tenth of one ordinary share, par value $.0001 per share (“Ordinary Share”), of Arowana Inc. (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Rights Certificate pursuant to the Rights Agreement between the Company and Continental Stock Transfer & Trust Company. In no event will the Company be required to net cash settle any Right or issue a fractional Ordinary Share.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association as the same may be amended from time to time, the Right shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of Continental Stock Transfer & Trust Company, the Right Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge.

The Company and the Right Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Right Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company.

This Right Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Dated:

Chairman	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian _____
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

Arowana Inc.

The Company will furnish without charge to each securityholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Preferred Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                                rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                                               Attorney to transfer the said rights on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).